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                                                                  EXHIBIT (a)(4)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       of

                        DAWSON PRODUCTION SERVICES, INC.

                                       by

                           MIDLAND ACQUISITION CORP.

                                       at

                          $17.50 NET PER SHARE IN CASH

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
    CITY TIME, ON MONDAY, SEPTEMBER 14, 1998, UNLESS THE OFFER IS EXTENDED.
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                                                                 August 17, 1998

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have been engaged by Midland Acquisition Corp., a New Jersey corporation (the "Purchaser") and a wholly owned subsidiary of Key Energy Group, Inc. ("Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of Dawson Production Services, Inc., a Texas corporation (the "Company"), including the associated common stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, dated as of September 11, 1997, as amended, between the Company and Harris Trust Company of New York, as Rights Agent (the "Rights Agreement"). The Purchaser is tendering for all outstanding Shares at a purchase price of $17.50 per Share net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 11, 1998 (the "Merger Agreement"), by and among Parent, the Purchaser and the Company. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase. Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

          1. Offer to Purchase;

          2. Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

          3. A letter which may be sent to your clients for whose account you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

          4. Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Shares are not immediately available or if time will not permit all required documents to reach the Depositary by the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis;

          5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and
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          6. Return envelope addressed to the Depositary.

     The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares, which, when added to the number of Shares beneficially owned by Parent or the Purchaser, constitutes a majority of the total number of Shares outstanding on a fully diluted basis at the time Shares are accepted for payment pursuant to the Offer. The Offer is also subject to other terms and conditions contained in the Offer to Purchase. See Section 14 of the Offer to Purchase.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, AND DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and pay for all Shares which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of certificates for such Shares, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility, pursuant to the procedures described in Section 3 of the Offer to Purchase, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and all other documents required by the Letter of Transmittal.

     Neither the Purchaser nor Parent will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. The Purchaser will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 14, 1998, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates representing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified under Section 3 of the Offer to Purchase.

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     Any inquiries you may have with respect to the Offer should be addressed to the Dealer Manager or the Information Agent at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase. Additional copies of the enclosed materials may be obtained from the undersigned by telephone (888) 933-8901 (toll-free), by calling the Information Agent, Innisfree M&A Incorporated, at (212) 750-5833 (call collect) or from brokers, dealers, commercial banks or trust companies.

                                            Very truly yours,

                                            BEAR, STEARNS & CO. INC.

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     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU
OR ANY PERSON AS AN AGENT OF THE PURCHASER, PARENT, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.
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